UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

PROLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13894 (Commission File Number)	34-1807383 (I.R.S. Employer Identification No.)

100 Gando Drive, New Haven, Connecticut 06513
(Address of principal executive offices, including zip code)

(203) 401-6450
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Compensation Matters Related to Internal Revenue Code Section 409A

(e) On December 6, 2007, in response to final regulations issued in connection with Internal Revenue Code (“Code”) Section 409A (“Section 409A”), the Compensation Committee of the Board of Directors of Proliance International, Inc. (the “Company”) approved, and the independent members of the Board of Directors of the Company ratified, the matters below relating to the compensation of the Company’s executive officers. The following is a summary of the changes, which do not alter the scope of the financial or related benefits contained in the applicable plans or agreements:

(i) The Company entered into Amendment No. 4 (the “Amendment”) to the Employment Agreement between the Company and Charles E. Johnson, its President and Chief Executive Officer. The Amendment: (A) conforms the provisions relating to a termination for Good Reason to the Section 409A safe harbor provisions, (B) clarifies that any termination of employment must constitute an involuntary Separation from Service (as defined for purposes of Section 409A) in order to trigger severance payments, (C) moves the supplemental healthcare, life insurance and long-term disability benefits, which may constitute deferred compensation, to the Supplemental Executive Retirement Plan, and (D) conforms the definition of Change in Control to a Section 409A definition.

(ii) The Company also entered into an amendment to the Supplemental Executive Retirement Plan (the “SERP”) for Mr. Johnson pursuant to which, effective January 1, 2008, the following changes were made to the existing SERP: (A) the definition of Change of Control has been modified to track the Section 409A default definition, (B) new definitions of Involuntary Separation from Service and Participating Employer have been added and the definitions of Separation from Service and Specified Employee have been revised, (C) Section 5.2 has been revised to require that a participant elect to receive benefits either in a lump sum or in a life annuity form, (D) Section 5.5 has been revised to provide that payment of the primary severance benefit will commence immediately upon the participant’s Separation from Service, and will be paid in monthly installments, provided that if the value of the benefit exceeds the payment level limitation contained in Section 409A, then the excess benefit amounts that would otherwise be paid during the first six months would be withheld until the first business day of the month following the date that is six months after the Separation from Service, at which time the withheld amounts would be paid in a single lump sum.

The foregoing changes were designed to comply with Section 409A and did not expand the level or types of benefits payable to Mr. Johnson. The foregoing description of the Amendment and the amended SERP do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

(iii) The existing Executive Severance Plan (the “Severance Plan”) of the Company providing benefits to certain employees, including its executive officers other than Mr. Johnson (consisting of Arlen Henock, William J. Long III, Richard Wisot, Jeffrey Jackson and Chester L. Latin) was amended, effective January 1, 2008, as follows: (A) several defined terms have been added or modified to track the Section 409A default definitions (such as Change of Control, Involuntary Separation from Service, Participating Employer, Separation from Service and Specified Employee), (B) Section 4.1 has been revised to provide that benefits will be paid in the event of an Involuntary Separation from Service, if the Involuntary Separation from Service arises as a result of (1) the Company’s termination of a Participant’s employment without Cause, or (2) the

Participant’s termination of employment for Good Reason during the period beginning on the date that a Change in Control is proposed and the first anniversary of the Change in Control event, (C) the Participant must now give notice of the condition to the Company within 90 days of when a “good reason” termination condition arises, the Company has 31 days to cure the condition and the Participant must actually terminate employment within 6 months after the condition arises, (D) Section 4.2 has been revised to provide that payment of the severance benefit will commence immediately upon the Participant’s Separation from Service (as opposed to requiring a six month delay prior to receipt of payments), provided that if the value of the benefit exceeds certain Code thresholds, then the excess benefit amount is withheld until the first business day of the month following the date that is six months after the Separation form Service, at which time the excess is paid in a single lump sum, and (E) the Severance Plan has been revised to add a 1 year non-compete and non-solicit provision together with standard confidentiality and non-disparagement covenants.

The foregoing description of the Severance Plan, as amended, does not purport to be complete and is qualified in its entirety by reference to such Severance Plan, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

William J. Long III Salary Adjustment

(e) On December 6, 2007, the Compensation Committee of the Board of Directors of Proliance International, Inc. (the “Company”) determined to increase the base salary of William J. Long III, the Company’s Executive Vice President, from $250,000 per year to $290,000 per year. The Compensation Committee based its decision on the increased responsibilities Mr. Long has undertaken since his promotion to Executive Vice President in May 2007.

Item 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a) On December 6, 2007, the Board of Directors of Proliance International, Inc. (the “Company”) approved amendments to the bylaws of the Company to permit the Board to provide for the issuance and transfer of uncertificated shares of the Company’s stock. These amendments have been adopted in response to the American Stock Exchange’s requirement that companies be eligible, by January 1, 2008, to participate in a direct registration system. The direct registration system would allow shareholders to own and transact shares in electronic (book-entry) form without the issuance of physical certificates.

The foregoing description of the amendment to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, a copy of which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits – The following exhibits are filed as part of this report:
3.1	Amended and Restated Bylaws of Proliance International, Inc.
10.1	Amendment No. 4 to Employment Agreement between Proliance International, Inc. and Charles E. Johnson
10.2	Proliance International, Inc. Supplemental Executive Retirement Plan, as amended
10.3	Proliance International, Inc. Executive Severance Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: December 12, 2007	By:	/s/ Arlen F. Henock
Arlen F. Henock Executive Vice President and Chief Financial Officer